Exhibit 99.1

Entorian Technologies Reports Second Quarter 2009 Financial Results

AUSTIN, Texas--(BUSINESS WIRE)--August 12, 2009--Entorian Technologies Inc. (NASDAQ: ENTN), a leader in rugged, mission-critical mobile and server computing solutions for use in harsh, demanding environments, today announced financial results for the second quarter ended June 30, 2009.

Total revenue for the quarter was $7.7 million, which was at the high end of the company’s previously stated guidance range of $5.0 million to $8.0 million. Revenue in the second quarter of 2009 consisted of $6.9 million of product revenue associated with the company’s rugged technology solutions and $0.8 million of memory license revenue. This compares to total revenue of $13.0 million in the first quarter of 2009, which included product revenue of $9.5 million associated with the company’s rugged technology solutions and $3.4 million from the company’s memory solutions business, as well as $96,000 of license revenue. As discussed by the company previously, Entorian completed the transition of its memory solutions business in the first quarter of 2009 by transferring all manufacturing of its stacked memory products to third parties.

“The second quarter represented the final stage in transitioning our business to a rugged computing solutions provider,” commented Stephan Godevais, Entorian’s president and chief executive officer. “We also continued to make progress towards improving our fundamentals by lowering our cost structure. Our second quarter revenue was impacted in part by the constrained spending levels at state and local municipalities as a result of the current economic situation,” stated Mr. Godevais.

Godevais further commented, “Also, our leading OEM customer successfully launched its next-generation fully rugged notebook, which has been well received by the media and customers. This new Augmentix-produced rugged product line is being positioned as one of this customer’s top strategic initiatives in the coming quarters. Our strong relationship continues to evolve, creating new market opportunities for both of us.”

In accordance with GAAP, gross profit for the second quarter 2009 was $1.1 million, or 14 percent of revenue, compared to 22 percent in the previous quarter. On a non-GAAP basis, gross margin was 22 percent in the second quarter of 2009, compared to 27 percent in the previous quarter.

On a GAAP basis, total operating expenses in the second quarter of 2009 were $4.9 million, compared to $7.7 million in the previous quarter. The first quarter of 2009 operating expenses included a restructuring charge of $2.3 million. SG&A represented approximately 37 percent of net revenue, including stock-based compensation expense of $272,000, compared to 25 percent in the previous quarter. R&D was approximately 27 percent of revenue, compared to 17 percent in the previous quarter. On a non-GAAP basis, total operating expenses for the quarter were $4.7 million, compared to $7.4 million in the previous quarter.

Second quarter GAAP net loss was $3.7 million, or ($0.08) per diluted share, compared to a net loss in the previous quarter of $5.0 million, or ($0.11) per diluted share.

Excluding non-cash charges for stock-based compensation, amortization and impairment of acquisition intangibles and goodwill, the non-GAAP net loss for the second quarter was $2.9 million, or ($0.06) per diluted share, compared to the non-GAAP net loss of $4.1 million, or ($0.09) per diluted share, in the previous quarter. A reconciliation of GAAP results to non-GAAP results has been provided in the financial statement tables following the text of this press release.

Cash, cash equivalents and investments on June 30, 2009 were $18.0 million, compared to $19.1 million on March 31, 2009. During the second quarter, the company repurchased approximately 80,000 shares of its common stock under its repurchase program at a cost of approximately $26,000. As of June 30, 2009, the company had approximately $6.7 million remaining under its stock repurchase plan.

Inventory as of June 30, 2009 was $4.8 million, compared to $1.9 million in the previous quarter. Accounts receivable was $11.5 million, compared to $10.7 million in the previous quarter. Capital expenditures were $336,000 and depreciation expense was $433,000.

Business Outlook

“While we expect sequential demand growth in the third quarter, due to our traditional markets’ seasonality, our second generation rugged laptop is still early in its market launch and production ramp. We also remain cautious as a result of the overall economy and the uncertainty of federal, local and state government spending levels and timing. In the longer run, we have confidence in the ability of our OEM partner to gain market share,” concluded Mr. Godevais.

Cautionary Language

This press release contains forward-looking statements. These statements are generally accompanied by words such as “expect,” “believe,” and similar expressions. These statements include our expectation regarding sequential demand growth in the third quarter and our confidence in the ability of our OEM partner to gain market share. We do not have sufficient backlog to rely upon when forecasting results, so our future performance is very difficult to predict. Our forward-looking statements are based on our current expectations, estimates and assumptions and are subject to many risks, uncertainties and unknown future events that could cause actual results to differ materially. Risks and uncertainties that may cause future results to differ include, but are not limited to, the risk of a change in our relationship with our OEM customer with which we have an exclusive sales and marketing agreement regarding certain ruggedized computer notebook products; a change in the efforts by our OEM customer to sell our rugged computing products; the timing and volume of sales of our products by our OEM customer; a shortage of critical parts, which could negatively impact our ability to fulfill orders; fluctuating demand for, and life cycles of, our products; inconsistency in forecasts provided to us by our largest customer, resulting in increased inventory exposure as we build to our customer’s current forecast; operational risks from our reliance on suppliers, subcontractors and third-party manufacturers for the production of ruggedized products; a failure by us to develop new products that are successfully qualified and utilized by customers; our ability to manufacture and ship products within a particular reporting period; the risk that foreign or domestic manufacturers develop products that compete successfully with our own on cost or other functionality; our ability to enforce our intellectual property rights or to defend claims that we infringe the intellectual property rights of others, and the significant costs to us of related litigation; the risk that our average selling prices decline during the period more than we expect because of competitive pressures, substituted products or overall reduced demand for our products; risks associated with budget constraints of federal, state and local governments that could negatively impact sales of our ruggedized products; risks associated with the failure of our ruggedized products to meet the military specification MIL-STD-810F; risks related to product liability and warranty claims in the event our products do function according to specification or include defective parts; the risks of seasonality, to which we are subject; and the risks associated with our dependence on a few key personnel to manage our business effectively.

For a discussion of these and other factors that could impact our financial results and cause actual results to differ materially from those in the forward-looking statements, please refer to our recent filings with the Securities and Exchange Commission, and in particular, our Form 10-K filed on March 12, 2009. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Non-GAAP Financial Measurements

In addition to the GAAP results provided by this document, the company has provided non-GAAP financial measurements that present operating income, net income and earnings per diluted share on a basis excluding non-cash charges for stock-based compensation and amortization and impairment of acquisition intangibles and the associated income tax effect. Details of these excluded items are presented in one of the tables below, which reconcile the GAAP results to non-GAAP financial measurements described in this press release. Entorian has chosen to provide non-GAAP financial measurements to investors because it believes that excluding certain charges represents a better basis for the comparison of its current results to the results of its peer companies. In addition, the company believes that it provides a means to highlight the results of core ongoing operations to investors. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP.

About Entorian Technologies

Entorian Technologies Inc. (NASDAQ: ENTN) is a leader in rugged, mission-critical mobile and server computing solutions for use in harsh, demanding environments through its subsidiary, Augmentix Corporation. Its Augmentix-produced servers and mobile products combine best‐in‐class technologies and standardized components from industry leader Dell, with proven ruggedization methods from Augmentix. These rugged systems are environmentally robust and technologically advanced. For more information, go to www.entorian.com and www.augmentix.com.

Entorian is a trademark of Staktek Group LP and Augmentix is a trademark of Augmentix Corporation.

ENTORIAN TECHNOLOGIES INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(in thousands, except per share data; unaudited)

	Three Months Ended
	June 30,	March 31,	June 30,
	2009	2009	2008
Revenue:
Product	$6,928	$12,943	$7,677
License	822	96	1,236
Total revenue	7,750	13,039	8,913
Cost of revenue:
Product (1)	6,026	9,564	8,382
Amortization of acquisition intangibles	626	626	603
Impairment of acquisition intangibles	-	-	160
Total cost of revenue	6,652	10,190	9,145
Gross profit (loss)	1,098	2,849	(232)
Operating expenses:
Selling, general and administrative (1)	2,829	3,198	2,727
Research and development (1)	2,107	2,186	1,093
Restructuring	120	2,317	214
Amortization of acquisition intangibles	35	35	167
Goodwill impairment	(159)	-	-
Total operating expenses	4,932	7,736	4,201
Loss from operations	(3,834)	(4,887)	(4,433)
Other income (expense):
Interest income	42	78	352
Interest expense	(194)	(123)	(3)
Other, net	269	(73)	29
Total other income (expense), net	117	(118)	378
Loss before income taxes	(3,717)	(5,005)	(4,055)
Provision (benefit) for income taxes	22	14	(52)
Net loss	$(3,739)	$(5,019)	$(4,003)
Loss per share:
Basic	$(0.08)	$(0.11)	$(0.09)
Diluted	$(0.08)	$(0.11)	$(0.09)
Shares used in computing loss per share:
Basic	46,842	46,894	46,763
Diluted	46,842	46,894	46,763

(1) Includes stock-based compensation expense as follows:
Cost of revenue	$3	$8	$84
Selling, general and administrative expense	272	196	494
Research and development expense	57	88	111
	$332	$292	$689

ENTORIAN TECHNOLOGIES INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(in thousands, except per share data; unaudited)

	Six Months Ended
	June 30,	June 30,
	2009	2008
Revenue:
Product	$19,871	$14,889
License	918	2,636
Total revenue	20,789	17,525
Cost of revenue:
Product (1)	15,590	17,295
Amortization of acquisition intangibles	1,252	1,191
Impairment of acquisition intangibles	-	160
Total cost of revenue	16,842	18,646
Gross profit (loss)	3,947	(1,121)
Operating expenses:
Selling, general and administrative (1)	6,027	6,956
Research and development (1)	4,293	2,397
Restructuring	2,437	214
Amortization of acquisition intangibles	70	353
Goodwill impairment	(159)	-
Total operating expenses	12,668	9,920
Loss from operations	(8,721)	(11,041)
Other income (expense):
Interest income	120	858
Interest expense	(317)	(6)
Other, net	196	57
Total other income (expense), net	(1)	909
Loss before income taxes	(8,722)	(10,132)
Provision (benefit) for income taxes	36	(267)
Net loss	$(8,758)	$(9,865)
Loss per share:
Basic	$(0.19)	$(0.21)
Diluted	$(0.19)	$(0.21)
Shares used in computing loss per share:
Basic	46,868	46,750
Diluted	46,868	46,750

(1) Includes stock-based compensation expense as follows:
Cost of revenue	$11	$167
Selling, general and administrative expense	468	968
Research and development expense	145	231
	$624	$1,366

ENTORIAN TECHNOLOGIES INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share data; unaudited)

	Three Months Ended
	June 30,	March 31,	June 30,
	2009	2009	2008
GAAP loss from operations	$(3,834)	$(4,887)	$(4,433)
Non-GAAP adjustments:
Amortization of acquisition intangibles	661	661	770
Impairment of acquisition intangibles	-	-	160
Goodwill impairment	(159)	-	-
Stock-based compensation expense	332	292	689
Total non-GAAP adjustments	834	953	1,619
Non-GAAP loss from operations	$(3,000)	$(3,934)	$(2,814)

GAAP net loss	$(3,739)	$(5,019)	$(4,003)
Total non-GAAP adjustments affecting income from operations	834	953	1,619
Tax adjustment*	-	-	(10)
Non-GAAP net loss	$(2,905)	$(4,066)	$(2,394)

Shares used in calculating non-GAAP diluted loss per share	46,842	46,894	46,763

Non-GAAP diluted loss per share	$(0.06)	$(0.09)	$(0.05)

* The non-GAAP tax adjustment represents the tax effect of the non-GAAP adjustments.

ENTORIAN TECHNOLOGIES INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share data; unaudited)

	Six Months Ended
	June 30,	June 30,
	2009	2008
GAAP loss from operations	$(8,721)	$(11,041)
Non-GAAP adjustments:
Amortization of acquisition intangibles	1,322	1,544
Impairment of acquisition intangibles	-	160
Goodwill impairment	(159)	-
Stock-based compensation expense	624	1,366
Total non-GAAP adjustments	1,787	3,070
Non-GAAP loss from operations	$(6,934)	$(7,971)

GAAP net loss	$(8,758)	$(9,865)
Total non-GAAP adjustments affecting income from operations	1,787	3,070
Tax adjustment*	-	8
Non-GAAP net loss	$(6,971)	$(6,787)

Shares used in calculating non-GAAP diluted loss per share	46,868	46,750

Non-GAAP diluted loss per share	$(0.15)	$(0.15)

* The non-GAAP tax adjustment represents the tax effect of the non-GAAP adjustments.

ENTORIAN TECHNOLOGIES INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(in thousands)

	June 30,	Dec. 31,
	2009	2008
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$9,109	$15,651
Investments	8,859	1,639
Accounts receivable, net of allowances of $79 in 2009 and $597 in 2008	11,511	5,256
Inventories	4,789	5,018
Prepaid expenses	406	510
Income tax recoverable	1,645	1,571
Deferred tax asset	274	271
Other current assets	1,804	1,592
Total current assets	38,397	31,508
Property, plant and equipment, net	3,554	4,439
Long-term investments	-	7,337
Other intangible assets, net	9,345	10,611
Other assets	79	81
Total assets	$51,375	$53,976

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$12,091	$4,995
Accrued compensation	499	1,951
Accrued liabilities	1,579	1,490
Deferred revenue	522	45
Total current liabilities	14,691	8,481
Other accrued liabilities	143	180
Deferred tax liabilities	170	170
Convertible notes payable	3,633	3,847
Related party convertible notes payable	6,428	6,805

Stockholders' equity:
Capital stock	150,051	149,428
Treasury stock	(25,883)	(25,850)
Accumulated other comprehensive income	11	26
Accumulated deficit	(97,869)	(89,111)
Total stockholders' equity	26,310	34,493
Total liabilities and stockholders' equity	$51,375	$53,976

ENTORIAN TECHNOLOGIES INC.
RECONCILIATION OF ADDITIONAL GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands; unaudited)

	Quarter Ended
	June 30,	March 31,	June 30,
	2009	2009	2008
Gross profit (loss)	$1,098	$2,849	$(232)
Non-GAAP adjustments:
Amortization of acquisition intangibles	626	626	603
Impairment of acquisition intangibles	-	-	160
Stock-based compensation	3	8	84
Non-GAAP gross profit	$1,727	$3,483	$615

Total revenue	$7,750	$13,039	$8,913

Non-GAAP gross margin percentage	22%	27%	7%

Operating expenses	$4,932	$7,736	$4,201
Non-GAAP adjustments:
Amortization of acquisition intangibles	35	35	167
Goodwill impairment	(159)	-	-
Stock-based compensation	329	284	605
Non-GAAP operating expenses	$4,727	$7,417	$3,429

Selling, general and administrative expense	$2,829	$3,198	$2,727
Non-GAAP adjustments:
Stock-based compensation	272	196	494
Non-GAAP selling, general and administrative expense	$2,557	$3,002	$2,233

Non-GAAP SG&A as a percentage of total revenue	33%	23%	25%

Research and development expense	$2,107	$2,186	$1,093
Non-GAAP adjustments:
Stock-based compensation	57	88	111
Non-GAAP research and development expense	$2,050	$2,098	$982

Non-GAAP R&D as a percentage of total revenue	26%	16%	11%

CONTACT:
Entorian Technologies Inc.
Kirk Patterson, 512-334-0111
Senior Vice President and CFO
investors@entorian.com
or
Investor Contact:
Shelton Investor Relations
For Entorian Technologies Inc.
Beverly Twing, 972-239-5119 x 126
btwing@sheltongroup.com